UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 15, 2008
Municipal Mortgage & Equity, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11981 (Commission File Number)	52-1449733 (I.R.S. Employer Identification No.)

621 E Pratt Street, Suite 300,	21202
Baltimore, Maryland (Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (443) 263-2900
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
The following information is being furnished, not filed. Therefore, it may not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
In this Report, except as expressly indicated or unless the context otherwise requires, the “Company,” “MuniMae,” “we,” “our” or “us” means Municipal Mortgage & Equity, LLC, a Delaware limited liability company, and its majority-owned subsidiaries.
Cautionary Statement Regarding Forward-Looking Statements
This Report contains forward looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “would,” “could,” and similar words or are made in connection with discussions of future operating or financial performance.
Forward-looking statements reflect our management’s expectations at the date of this Report regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Report. They include changes in market conditions that affect the willingness of potential investors or lenders to acquire equity of, or lend to, funds we form, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash we need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we, or funds we manage, have made, changes in interest rates, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we, or funds we manage, own, changes in tax laws or other things beyond our control that affect the tax benefits available to investors in equity funds we form or would like to form, or changes in technology that affect the value of renewable energy projects in which we and funds we formed have equity investments. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Report.
EXPLANATORY NOTE
In September 2006, we determined that we had to restate our financial statements for 2005 and 2004 and for the first quarter of 2006. Neither the audited restated 2005 and 2004 financial statements nor audited 2006 or 2007 financial statements are yet available. We are completing what we believe are final adjustments to the restated 2005 and 2004 financial statements and to our 2006 financial statements. The audit related to these financial statements is nearing completion and we expect audited financial statements for those years to be available shortly.
Because of the delay in our completing the audited restated 2004 and 2005 financial statements and the audited 2006 financial statements, we have not been able to file Reports on Form 10-K or 10-Q since early 2006. Therefore, we are filing this Current Report on Form 8-K in order to provide current information about us and the effects of current market conditions on our businesses.
FINANCIAL INFORMATION
In a Report on Form 8-K dated April 9, 2008, we presented preliminary financial information, based on management prepared unaudited financial statements that quantified and explained the impact of the restatement adjustments on our December 31, 2005 shareholders’ equity and regarding our December 31, 2006 ending balance of shareholders’ equity. As disclosed at the time of that filing we were still addressing several open accounting issues and the audit was on-going. We have resolved most of the open accounting issues and significant progress has been made on the audit, both of which have resulted in further adjustments to our previously reported financial information. These adjustments, which consist of non-cash items, will reduce our December 31, 2006 shareholders’ equity by approximately $80 million from the preliminary amount described in our April 9, 2008 Form 8-K. None of these adjustments impacted corporate cash. Once KPMG has completed its audit, we will file the audited 2006 and audited restated 2005 and 2004 financial statements with the U.S. Securities and Exchange Commission.

Although we do not have financial statements for 2007 or the first six months of 2008, we do have, and present below, information comparing the level of activity in various aspects of our business (which we refer to as production) during the first six months of 2008 compared with the same period in 2007 and for the full years ended December 31, 2007, 2006 and 2005. The level of activity affects the fees or other revenues to which we are or may in the future become entitled or the income we may receive from income producing assets we acquire. However, it does not itself represent revenues we have received or may receive. For example, one item of production listed below is investor contributions to tax credit equity funds. That is the amount of equity that investors contributed during a period to tax credit equity funds we sponsored and manage. We may be entitled to fees as a result of those contributions and as a result of investment of the contributed funds. However, the fees to which we may be entitled are only a small percentage of the amount of equity contributions we treat as production. The production information is not information prepared in accordance with generally accepted accounting principles, or GAAP, and is not analogous to any measure of GAAP financial information about us. However, it is important to our management, because it shows the level of new activity of our businesses. We think investors will find it useful for the same reason.
The table below relates only to new production activity, and does not address recurring sources of revenues, such as fees from ongoing asset management and servicing activities (or, as noted above, the revenues we receive from new production activity):
Municipal Mortgage & Equity LLC and Subsidiaries Production (in millions)

	Six months	Six months	Year	Year	Year
	ended	ended	ended	ended	ended
	6/30/2008	6/30/2007	12/31/2007	12/31/2006	12/31/2005
Investor contributions to tax credit equity funds	$41	$317	$813	$1,162	$1,266
Tax exempt bonds privately placed	6	31	296	267	237
Tax exempt construction loans made	2	14	115	53	88
Bonds and loans originated for sale to government sponsored entities	605	443	904	901	798
Leveraged purchases of investment grade tax exempt bonds	—	224	224	303	—
Taxable mortgage loans placed or originated	320	670	1,618	983	1,283
Renewable energy projects started (based on total project cost)	94	162	234	48	—

	$1,068	$1,861	$4,204	$3,717	$3,672

THE CURRENT STATE OF OUR BUSINESS
Beginning early in 2008, there was a major deterioration in the market for tax-exempt bonds and other assets that are a major part of our assets. This, combined with the factors that have affected credit markets and financial institutions throughout the nation, had a severe effect upon us during the first six months of 2008, causing us to have to curtail significant aspects of our business and to sell assets at substantial losses to obtain funds we needed to meet our commitments or to satisfy lenders. In addition, the costs of preparing our 2006 and restated 2005 and 2004 financial statements, when added to our 2007 and 2008 operating expenses, resulted in significant operating losses. Further, in light of the instability in the credit and capital markets, as well as the performances of certain segments of our portfolio, when we prepare 2007 and 2008 financial statements, we will need to reduce the carrying value of some of our assets and reflect losses on sales. In the aggregate these reductions and losses will be substantial.

We continue to receive income from our recurring sources of revenue including fees from ongoing asset management and servicing activities.
On April 9, 2008, we filed a report on Form 8-K in which we reported the way that many aspects of our businesses had been affected by the disruptions in the credit markets. We described the principal effects that the credit market disruption had on us to the date of that report, which included:
•	There was a major reduction in the willingness of the institutions that in the past had been investors in the funds we manage or lenders to those funds to invest in new investment funds or to provide financing to new investment funds.

•	We, like many companies, were encountering increasing efforts by banks and other lenders to reduce their outstanding loans and loan commitments, and we were required to replace a portion of several short-term warehouse lines we used to accumulate certain types of assets until we could securitize or otherwise sell them, with the result that overall there had been a net contraction in our warehouse borrowing capacity with respect to some types of assets.

•	Since the summer of 2007, there had been very few buyers of newly securitized bonds, and what buyers there were had been requiring yields that made it unprofitable for us to securitize the bonds we originate. Therefore, we had stopped using securitization as a source of financing.

•	Due to a market anomaly that had led to a significant decline in the value both of our portfolio of state housing agency tax-exempt bonds and of the securities we had bought to hedge against such a decline, we were required to post $39 million of cash margin collateral between January 1, 2008 and early March 2008 (in addition to $16 million we had previously posted), and we had entered into an agreement under which we gave the principal margin lender a security interest in the common shares of MuniMae TE Bond Subsidiary (a subsidiary which holds a portfolio of tax-exempt bonds we originated) in order to receive credit against future margin requirements.

•	In an effort to reduce our exposure to future margin calls and our exposure under the new margin credit arrangement, and in an effort to obtain return of some of the cash margin collateral we had posted before we entered into that arrangement, we had been selling our state housing agency tax-exempt bonds.

•	The combination of reduced investor interest and reduced liquidity led us to significantly curtail our activities, so that, by the end of March 2008, the only activities we had not significantly reduced were origination of loans for sales to Fannie Mae and Freddie Mac (which we had increased) and activities related to renewable energy generation and to an international housing fund.

•	We had significant need for cash, both to fund construction loan commitments we had made and to bear the cost of finalizing our financial statements for 2006 and our restated financial statements for 2005 and prior years.

•	We were being affected by financial problems that were encountered by major financial institutions that had provided credit for support for some of our borrowings.
Most of the conditions described in our April 9, 2008 Form 8-K continue. As noted, by the end of March, we had substantially reduced all our new business activities other than origination of bonds and loans for sale to Fannie Mae and Freddie Mac and activities related to renewable energy generation and to an international housing fund. Subsequently, we reduced the rate at which we are investing in renewable energy projects, partly because of the conditions described above and partly because of the failure of Congress to finalize legislation extending various energy related tax credits that are currently scheduled to reduce at the end of 2008. However, Congress recently passed the Housing Bill and we expect that to provide positive effects on the multi-family business. Nevertheless, as a result of the reduction in our activities, we reduced the number of persons we employ from 560 at January 1, 2008 to 516 at June 30, 2008.
Recently, some of our lenders have been reluctant to waive covenants that require us to deliver audited financial statements on a timely basis, and several of our lenders have sought to reduce or terminate their lending commitments to us. We are working with our lenders, and particularly with the lenders who provide the largest portions of our borrowings and credit support, to create stable long term relationships. However, it is likely that we will seek to reduce, and that some of our lenders will ask us to reduce, our credit availability during the second half of 2008. We have sold and will likely have to continue to sell assets under very adverse market conditions because of pressure from lenders whose loans are secured by those assets.
We have continued to sell state housing agency tax-exempt bonds when we are able to find purchasers, and by August 15, 2008, our portfolio of these bonds had been reduced to $47 million. However, in most instances the sales were at amounts significantly below our cost. Further, in many instances, the proceeds we received from sales of bonds were less than the amounts we had borrowed against them, and therefore the sales we have made, instead of entitling us to a return of cash collateral we had posted, have consumed that cash collateral. Any further sales of bonds may require us to supplement the previously posted cash collateral in order to repay the borrowings secured by the bonds. Nonetheless, we may try to sell our remaining state agency tax-exempt bonds in order to eliminate the market risk related to those bonds. In addition, we expect to sell some of the tax-exempt and other bonds we acquired directly from developers of affordable housing and other types of real estate.
The total assets we were managing at June 30, 2008, $20.5 billion, were 7% more than the $19.1 billion of assets we were managing at June 30, 2007 and 2% more than the $20.1 billion of assets we were managing at December 31, 2007. However, the portion of the assets we were managing for our own account (rather than assets we were managing for other persons) were only $2.8 billion at June 30 2008, compared with $3.6 billion at June 30, 2007 and $3.1 billion at December 31, 2007.
The credit quality of the assets underlying the $2.8 billion portfolio of tax exempt bonds, loans and equity which we own remains solid with weakness evident in only a few segments. The performance of the commercial multifamily rental segments, which constitute the majority of the $2.8 billion portfolio, is showing improved results despite current economic and credit market conditions. This is most evident in the commercial multifamily tax exempt bond portfolio which constitutes 59% of the $2.8 billion portfolio of tax exempt bonds, loans and equity which we own. The commercial multifamily tax exempt bond portfolio’s debt service coverage has traveled in a narrow band for the previous 18 months and has shown an upward bias the last six months. At June 30, 2008, 10.3% of the tax exempt bonds and related taxable loans we own were in monetary default, down from 14.1% in late 2005 (measured as a percent of the unpaid principal balance). The weakness we are seeing in the credit quality of the assets underlying the portfolio of tax exempt bonds, loans and equity which we own is in the condominium, bridge and land/land development lending segments of our non-multifamily commercial loan portfolio. In these segments, which constitute 6% of the assets we own, we are seeing an increase in loan delinquencies or extensions as projects are underperforming, are not realized on their original timetables or are not able to find “take out” financing in the current, constrained credit environment.
We have previously announced that we are considering strategic alternatives. We are engaged in active discussions with potential purchasers of all or significant interests in several of our businesses. We are also discussing the possibility of borrowing against our ownership interest in at least one of our significant businesses until we can sell that business or another of our businesses. We anticipate using proceeds of any sale of a business or businesses to finance the businesses that we do not sell. However, we are not certain which, if any, of these transactions will take place, and therefore do not know what, if any, sale proceeds will be available to supplement our other sources of funds. Also, which, if any, businesses are sold will affect our future sources of, and needs for, funds.
On August 15, 2008 we issued a press release announcing that we will not be paying a dividend with regard to the second quarter of 2008. The press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The exhibit to this report is listed in Item 7.01 above and in the Exhibit Index that follows the signature line.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC
August 15, 2008	By:	/s/ Michael L. Falcone
		Name:	Michael L. Falcone
		Title:	Chief Executive Officer and President

Exhibit
Number	Description of Exhibit
99.1	Copy of the press release labeled “MuniMae Announces Continued Suspension of Quarterly Dividend and filing of 8-K ”